UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2005

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 8, 2005, Prudential Financial, Inc., a New Jersey corporation (the “Company”), issued a news release announcing that its Board of Directors has declared an annual dividend for 2005 of $0.78 per share of Common Stock and has authorized the repurchase of up to $2.5 billion of its outstanding Common Stock during calendar year 2006 under the Company’s share repurchase program. The news release is attached as Exhibit No. 99.0.

The 2005 dividend will be payable on December 19, 2005 to shareholders of record at the close of business on November 22, 2005.

The timing and amount of any share repurchases under the share repurchase authorization will be determined by management based on market conditions and other considerations, and such repurchases may be effected in the open market, through derivative, accelerated repurchase and other negotiated transactions and through plans designed to comply with Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.0	News Release of Prudential Financial, Inc., dated November 8, 2005, announcing declaration of annual dividend for 2005 and authorization of share repurchases during calendar year 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2005

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian J. Morris
Name:	Brian J. Morris
Title:	Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.0	News Release of Prudential Financial, Inc., dated November 8, 2005, announcing declaration of annual dividend for 2005 and authorization of share repurchases during calendar year 2006.